Exhibit 10.1

AMENDMENT NO. 1

TO

STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”), is made and entered into as of May 7, 2018 by and among Calyxt, Inc., a Delaware corporation (the “Company”) and Cellectis S.A., a French société anonyme (“Cellectis”). Terms used, but not otherwise defined, in this Amendment have the meaning assigned to them in the Stockholders Agreement dated July 25, 2017 among the Company, Cellectis and the persons listed on Schedule A thereto (the “Stockholders Agreement”).

RECITALS

WHEREAS, the parties to this Amendment are parties to the Stockholders’ Agreement; and

WHEREAS, in accordance with Section 6.07 of the Stockholders’ Agreement, the parties to this Amendment wish to amend the Stockholders Agreement as provided herein;

WHEREAS, in accordance with Section 6.8 of the Stockholders Agreement, the Company, with the approval of the independent directors of the Company, and Cellectis have each approved this Amendment; and

WHERAS, Cellectis is the holder of a majority of the Registrable Securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Stockholders’ Agreement. (a) Section 3.05(b)(v) is hereby amended and restated in its entirety to read as follows: “(v) any appointment to, or removal from, the Board of Directors, to the extent permissible by the laws of the State of Delaware.”

(b) To replace the address of Calyxt for notices set forth in Section 6.11 as follows:

Calyxt, Inc.

600 County Road D West

Suite 8

New Brighton, MN 55112

Attention: Federico Tripodi, Chief Executive Officer

E-mail: federico.tripodi@calyxt.com

2. Effect on Stockholders Agreement. Except as expressly amended and modified herein, the provisions of the Stockholders Agreement are and shall remain in full force and effect and are hereby confirmed.

3. Governing Law. This Amendment is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

4. Jurisdiction. Each of the parties to this Amendment (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Amendment, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Amendment in any court other than the Court of Chancery of the State of Delaware. Each party to this Amendment hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.11 of the Stockholders Agreement (as amended by this Amendment) shall be effective service of process for any suit or proceeding in connection with this Amendment.

5. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first written above.

CALYXT, INC.

/s/ Federico A. Tripodi
Name: Federico A. Tripodi
Title: Chief Executive Officer

CELLECTIS S.A.

/s/ André Choulika
Name: André Choulika
Title: Chief Executive Officer

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